                                                                 Exhibit 10.20


                          L E A S E   A G R E E M E N T





BY AND BETWEEN:



                      PRINCETON SOUTH AT LAWRENCEVILLE ONE,
                        a New Jersey Limited Partnership


                                              "Landlord"



                                      -AND-




                          PRINCETON VIDEO IMAGE, INC.,
                            a New Jersey Corporation


                                                "Tenant"












Premises:     l5 Princess Road, Suites A-J
              Lawrenceville, New Jersey



DATE: July 16, 1997

                                TABLE OF CONTENTS


                                                               PAGE

ARTICLE ONE             FUNDAMENTAL LEASE PROVISIONS
                        AND EXHIBITS                            l

ARTICLE TWO             DEMISED PREMISES                        2

ARTICLE THREE           COMPLETION OF DEMISED PREMISES          2

ARTICLE FOUR            TERM                                    2

ARTICLE FIVE            RENT                                    4

ARTICLE SIX             CONTINGENCIES                           6

ARTICLE SEVEN           USE                                     6

ARTICLE EIGHT           MAINTENANCE, REPAIRS AND
                        REPLACEMENTS                            8

ARTICLE NINE            ALTERATIONS AND IMPROVEMENTS            9

ARTICLE TEN             UTILITIES                              10

ARTICLE ELEVEN          TAXES                                  11

ARTICLE TWELVE          INSURANCE                              13

ARTICLE THIRTEEN        ASSIGNMENT AND SUBLETTING              16

ARTICLE FOURTEEN        DAMAGE OR DESTRUCTION                  19

ARTICLE FIFTEEN         CONDEMNATION                           21

ARTICLE SIXTEEN         EASEMENTS                              21

ARTICLE SEVENTEEN       DEFAULT                                22

ARTICLE EIGHTEEN        SECURITY DEPOSIT                       25

ARTICLE NINETEEN        SUBORDINATION AND ATTORNMENT           28

ARTICLE TWENTY          NOTICES                                29

ARTICLE TWENTY-ONE      INDUSTRIAL SITE RECOVERY ACT           29

ARTICLE TWENTY-TWO      ESCROWS                                30

ARTICLE TWENTY-THREE    PARKING                                31

ARTICLE TWENTY-FOUR     MISCELLANEOUS                          31

ARTICLE TWENTY-FIVE     TENANT'S OPTION TO RENEW               36

ARTICLE TWENTY-SIX      RIGHT OF FIRST OFFER                   38

ARTICLE TWENTY-SEVEN    SATELLITE DISH                         39

                                 LEASE AGREEMENT



    THIS LEASE AGREEMENT ("Lease") made as of the   16th   day of
 July            , l997, by and between PRINCETON SOUTH AT LAWRENCEVILLE ONE, a New Jersey Limited Partnership, ("Landlord") having its principal office at 6 Colonial Lake Drive, Lawrenceville, New Jersey 08648 and PRINCETON VIDEO IMAGE, INC., a New Jersey Corporation, ("Tenant") having its principal office at 47 Hulfish Street, Princeton, New Jersey 08542.


                              W I T N E S S E T H :


    THAT FOR AND IN CONSIDERATION of the mutual covenants and agreements herein contained, the parties hereto agree as follows:

                                   ARTICLE ONE
                    FUNDAMENTAL LEASE PROVISIONS AND EXHIBITS

Section l.l.  Certain Defined Terms

    A. "Lease Year" means the period beginning on the commencement date of the Term hereof and ending twelve (l2) months thereafter, and each subsequent twelve (l2) month period throughout the Term hereof, except that if the Term of this Lease shall commence on a date other than the first day of a calendar month, the first Lease year shall end twelve (l2) months from the last day of the month during which the term hereof commences.

    B.   "Term" means five (5) Lease Years.

    C. "Permitted Use" means office, light manufacturing and assembly of video insertion systems units, research and development and warehouse and for no other use.

    D. "Fixed Rent" means $205,03l.25 per annum payable at the rate of $l7,085.940 per Rental Period.

    E.   "Rental Period" means one (l) calendar month.

    F. "Landlord" means and includes only the owner of the fee simple title of the Demised Premises.

    G. "Security Deposit" means the sum of $l02,5l5.64 pursuant to Section l8.l.

Section l.2   Attachments.

    The following documents are attached hereto, and such documents, as well as all drawings and documents prepared pursuant thereto, shall be deemed to be a part of this Lease:

    EXHIBIT A           -    Plan showing the Lot and the Building being
                             constructed thereon.

    EXHIBIT B      -    Plan of Leasehold Improvements.

    EXHIBIT C      -    Exceptions to Section 24.l0, if any.

                                   ARTICLE TWO
                                DEMISED PREMISES

Section 2.l   Demise.

    Landlord hereby leases to Tenant, and Tenant hereby takes from Landlord that certain premises more particularly described in Exhibit A and the "Improvements", as hereinafter defined, (together the "Demised Premises") for the Term and upon the covenants and conditions hereinafter specified. The Demised Premises has an area of l6,875 square feet.

                                  ARTICLE THREE
                         COMPLETION OF DEMISED PREMISES

Section 3.l.  Leasehold Improvements.

    Landlord shall improve the Demised Premises with the Leasehold Improvements described in Exhibit B to this Lease. The Demised Premises shall be deemed to be ready for occupancy ("Ready for Occupancy") when the Landlord has substantially completed construction of the Leasehold Improvements as provided in Exhibit B and has notified Tenant thereof and a certificate of occupancy, temporary or permanent, being issued by the municipality. By taking possession of the Demised Premises, Tenant accepts the Demised Premises as completed. Said Leasehold Improvements are sometimes hereinafter referred to in this Lease as the "Improvements". Within thirty
(30) days of Tenant taking possession, Tenant shall provide Landlord with a punch list enumerating cosmetic items requiring repairs by Landlord which items shall be completed by Landlord as expeditiously as possible.

                                  ARTICLE FOUR
                                      TERM

Section 4.l.  Commencement of Term.

    The Term of this Lease shall commence on the date on which the Demised Premises are Ready for Occupancy, which date shall be on or about September l, l997. In the event Landlord is not able to deliver peaceful possession of the Demised Premises to Tenant by October 10, 1997, then, and in such event, Tenant may cancel the within Lease by providing Landlord with written notice of said cancellation no later than October 13, 1997. In the event of such cancellation, Landlord shall return any and all monies previously paid by Tenant to Landlord and, in the event of such cancellation, Tenant shall have no obligation to reimburse Landlord for certain pre-occupancy services, plans, drawings and applications pursuant to a letter agreement dated June 6, l997.

Section 4.2   Early Occupancy.

    If Tenant occupies the Demised Premises prior to the commencement date of the Term of this Lease, Tenant's occupancy of the Demised Premises shall be subject to all of the terms, covenants and conditions of this Lease. Early occupancy of the Demised Premises shall not advance the expiration date of this Lease. Tenant shall pay the Fixed Rent and all other charges specified in this Lease for the early occupancy period. Notwithstanding the foregoing, Tenant may, with reasonable prior written notice to Landlord, enter the Demised Premises prior to the Commencement Date of the Term hereof, during the period of time Landlord is constructing the Leasehold Improvements, for the sole purpose of installing Tenant's communications, security or computer systems. Said installations by Tenant shall, in no way, interfere with Landlord's construction of the Leasehold Improvements. The foregoing shall be subject to Tenant having paid over to Landlord the entirety of the Security Deposit required hereunder and Tenant having provided Landlord with evidence of insurance coverage as set forth in Article Twelve.

Section 4.3.  Termination.

    This Lease shall terminate at the end of the Term without the necessity of any notice from either Landlord or Tenant to terminate the same, and Tenant hereby waives notice to vacate or quit the Demised Premises and agrees that Landlord shall be entitled to the benefit of all provisions of law respecting summary recovery of possession of the Demised Premises from a tenant holding over to the same extent as if statutory notice had been given.
 For the period of six (6) months prior to the expiration of the Term, Landlord shall have the right to display on the exterior of the Demised Premises the customary signs For Rent" and/or "For Sale" and during such period Landlord may show the Demised Premises, and all parts thereof, to prospective tenants or purchasers during normal business hours upon reasonable notice to the Tenant.

Section 4.4   Holding Over.

    A. If Tenant shall be in possession of the Demised Premises at the end of the Term with the consent or permission of Landlord, the tenancy under this Lease shall become month-to-month at the then current Rent, terminable by either party on thirty (30) days' written notice.

    B. During and for any hold-over period in which Tenant occupies the Demised Premises after expiration of the Term without Landlord's consent, the monthly Fixed Rent shall be double the monthly Fixed
Rent for the month immediately preceding the hold-over period,          and
all other responsibilities and obligations of Tenant          hereunder shall
continue in full force and effect.

Section 4.5   Surrender of Demised Premises.

    On the last day or sooner termination of the Term, Tenant shall quit and surrender the Demised Premises broom-clean, in good condition and repair (reasonable wear and tear and damage by Acts of God, fire extended coverage and perils excepted), together with all alterations, additions and improvements which may have been made in, on or to the Demised Premises, except movable furniture or movable trade fixtures put in at the sole expense of Tenant; provided, however, that Tenant shall ascertain from Landlord at least thirty (30) days before the end of the Term, whether Landlord desires to have the Demised Premises, or any part thereof, restored to the condition in which it was originally delivered to Tenant and, if Landlord shall so desire, then Tenant, at its cost and expense, on or before the end of the Term, shall remove from the Demised Premises all of its property, together with any alterations, additions and improvements, the removal of which is requested by Landlord, and any or all of such property not so removed shall, at Landlord's option, become the exclusive property of Landlord or be disposed of by Landlord, at Tenant's sole cost and expense, without further notice to or demand upon Tenant. If

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the Demised Premises be not surrendered as and when aforesaid, Tenant shall indemnify Landlord against loss or liability resulting from the delay by Tenant in so surrendering the Demised Premises including, without limitation, the claims made by any succeeding occupant founded on such delay. Tenant's obligation under this Section shall survive the expiration or sooner termination of the Term.

                                  ARTICLE FIVE
                                      RENT

Section 5.l.  Fixed Rent.

    Tenant shall pay the Fixed Rent to Landlord on or before the first day of each Rental Period of the Term, as defined in Section 4.l, at Landlord's principal office or at such other place designated by Landlord in a notice to Tenant, without any prior demand therefor and without any deduction or set-off whatsoever. If the Term shall commence on a date other than the first day of a Rental Period, the Fixed Rent for such fractional Rental Period shall be prorated on a per diem basis.

Section 5.2.  Additional Rent.

    Tenant shall pay to Landlord as additional rent under this Lease ("Additional Rent"), prorated on a monthly basis, unless otherwise expressly provided herein, (i) all amortization of the costs, including financing costs, for capital expenditures required by a governmental entity for energy conservation, life safety or other purposes, or made by Landlord to reduce operating expenses, and (ii) all other charges required to be paid by Tenant hereunder, including, without limitation, payments for real estate taxes, insurance, maintenance, repairs and replacements, sewer and stand-by sprinkler. Tenant's share of all such costs and charges constituting Additional Rent shall be apportioned as follows: (a) with respect to any items which pertain solely to the building in which the Demised Premises are located, Tenant shall pay the same proportion as the number of square feet in the Demised Premises bears to the total number of square feet in such building, which proportion is 8l.82%, (b) with respect to all other items, Tenant shall pay the same proportion as the number of square feet in the Demised Premises bears to the total number of square feet in all buildings located on the same Lot as the building in which the Demised Premises are located, which proportion is l4.22%. At the inception of this Lease, or as soon thereafter as may be practicable, Landlord shall estimate the amount of Additional Rent payable by Tenant on a monthly basis and shall submit a statement to Tenant showing such amount. Thereafter, Tenant shall pay to Landlord such estimated monthly Additional Rent on or before the first (lst) day of each month at the same time and in the same manner as above provided for Fixed Rent, with a suitable proration for any fractional Rental Period. Landlord shall, within thirty (30) days from the end of the first calendar year, submit to Tenant a statement certified by Landlord setting forth the actual expenditures for all items included in such Additional Rent and the basis for apportionment of Tenant's share of such Additional Rent. If the estimated Additional Rent paid by Tenant shall be less than Tenant's actual share of such Additional Rent, then Tenant shall pay Landlord the difference within thirty (30) days of receipt of such statement by Tenant; and if the estimated Additional Rent paid by Tenant shall be greater than Tenant's actual share of such Additional Rent, then Landlord shall credit such excess payment against the next Additional Rent becoming due. Landlord shall thereafter submit a similar certified statement at the end of each

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calendar year and shall revise the estimated Additional Rent payments to be made in the following months as may be required. "Rent" shall mean Fixed Rent and Additional Rent.

    Notwithstanding anything above to the contrary, Tenant shall not be required to pay the following: (a) any interest due because of late payments made by Landlord (providing Tenant is current in all of its Rent and Additional Rent payments); (b) any repairs or replacements to the roof or structure, excepting if caused by the negligence of Tenant, its employees, contractors, agents, servants or invitees; and (c) any advertising fees, realtor commissions or other broker commissions or legal fees, excepting legal fees and costs incurred by Landlord to enforce the within Lease Agreement.

    Tenant may, upon reasonable notice, inspect Landlord's books and records at Landlord's principal office. In the event of any dispute between the parties with respect to said books and records, the parties agree to submit such dispute for arbitration in accordance with the rules of the American Arbitration Association. The arbitration proceeding shall be held in Lawrence Township, New Jersey.

Section 5.3   Late Charges.

    Tenant's failure to pay Rent promptly may cause Landlord to incur unanticipated costs. Such costs may include, but are not limited to, processing and accounting charges and late charges which may be imposed on Landlord by the holder of a mortgage encumbering the Demised Premises. Therefore, if Landlord does not receive any payment of Rent within five (5) business days after it becomes due, Tenant shall pay Landlord a late charge equal to ten (l0%) percent of the overdue amount. The parties agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of such late payment. Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant's default with respect to such overdue amount nor prevent Landlord from exercising any of the other rights and remedies granted in this Lease with respect to Events of Default.

Section 5.4   Interest on Past Due Rent.

    Any installment of Rent owed by Tenant to Landlord which is not paid when due shall bear interest at the rate of fifteen (l5%) percent per annum from the date on which it is due until the date on which it is paid, it being understood that this provision shall not relieve Tenant from payment of Rent at the time and in the manner herein specified.

Section 5.5.  Dishonored Checks.

    In the event Tenant issues a check for Rent which is returned to Landlord as unpaid for any reason, Tenant shall pay Landlord, as Additional Rent, the sum of Twenty-five ($25.00) Dollars representing a service charge for such occurrence.

Section 5.6.  Accord and Satisfaction.

    No payment by Tenant or receipt by Landlord of a lesser amount than the Rent payment herein stipulated shall be deemed to be other than on account of the Rent, nor shall any endorsement or statement on any check or any writing accompanying any check or payment as Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such Rent or pursue any other remedy

Landlord may have against Tenant.

Section 5.7.  Net Rent.

    It is the intent and purpose of Landlord and Tenant that the Rent shall be absolutely net to Landlord so that this Lease shall yield, net to Landlord, the Rent specified in this Article Five during the term of this Lease, and that all costs, expenses and obligations of every kind and nature whatsoever relating to the Demised Premises which may arise or become due during the term of this Lease shall be paid by Tenant, except for such obligations and charges as have otherwise been expressly assumed by Landlord in accordance with the terms, covenants and conditions of the Lease. Nothing herein shall require Tenant to undertake obligations in connection with the sale or mortgaging of the Demised Premises, unless otherwise expressly provided in accordance with the terms and conditions of this Lease.

                                   ARTICLE SIX
                                  CONTINGENCIES

Section 6.l.  Conditions Precedent to Lease and Landlord's Obligations.

    This Lease and Landlord's obligations hereunder are hereby made expressly subject to all of the following:

    A. The issuance of all building and occupancy permits and consents that may be required by all boards, agencies and officials having jurisdiction.

    B. In the event that the construction or completion of the Demised Premises has been or will be financed with the assistance of the New Jersey Economic Development Authority or other governmental agency performing a like function, then this Lease is subject to the further condition that Tenant agrees to furnish such information as may be required for approval of Tenant as occupant of the Demised Premises upon forms and in the manner as required by such Authority or other agency. In the event that any such financing shall be refinanced with like assistance during the term of this Lease, then Tenant likewise agrees to furnish such information.

                                  ARTICLE SEVEN
                                       USE

Section 7.l.  Permitted Use.

    Tenant shall use the Demised Premises for the Permitted Use enumerated in Section l.l only and for no other purpose whatsoever.

Section 7.2.  Manner of Use, Rules and Regulations, Waste or Nuisance.

    A. Tenant, in its use and occupancy of the Demised Premises, shall not overload the floors or structure, nor subject the Demised Premises to any use which could tend to damage any portions thereof.

    B. Tenant shall comply with all present and future laws, statutes and ordinances and the orders, rules, regulations, directives and requirements of all federal, state, county and municipal departments, bureaus, boards, agencies, offices, commissions and other subdivisions thereof, or of any official thereof, or of any governmental, public or quasi-public authority which may be applicable to the Demised Premises, and all reasonable Rules and Regulations of Landlord (as long as said Rules and Regulations are uniformly enforced throughout the Landlord's Building in which the Demised Premises is located) pertaining to the Demised Premises, the building in which and grounds upon which the same are located and all facilities used in common by Tenant and other tenants of Landlord. Landlord shall comply, solely with respect to the repair and replacement of the roof and structural items, excepting if caused by the negligence of Tenant, its employees, contractors, agents, servants or invitees, with all present and future laws, statutes and ordinances and the orders, rules, regulations, directives and requirements of allfederal, state, county and municipal departments, bureaus,boards, agencies, offices, commissions and other subdivisions thereof, or of any official thereof, or of any governmental, public or quasi-public authority which may be applicable to the Demised Premises.

    C. Tenant shall not suffer, permit or commit any waste, nor allow, suffer or permit any odors, vapors, steam, vibrations or undesirable effects to emanate from the Demised Premises, or otherwise allow, suffer or permit the Demised Premises or any use thereof to constitute a nuisance. In the event Tenant receives any claim or notice that any of the aforesaid is occurring, it shall immediately notify Landlord of such claim or notice. Upon notice by Landlord to Tenant that any of the aforesaid is occurring, Tenant agrees forthwith to cease and discontinue the same and within ten (l0) days thereafter to make such changes in the Demised Premises and install therein or remove therefrom such apparatus or equipment as may reasonably be required by Landlord for the purpose of obviating any such condition; and if any such condition is not so remedied, Landlord may, at its option, either
         (i) enter upon the Demised Premises and cure such condition in any manner Landlord shall deem necessary and add the cost and expense incurred by Landlord, together with all damages, including reasonable attorneys' fees, sustained by Landlord to the next installment of Fixed Rent due and Tenant agrees to pay such amount, or (ii) treat such failure on the part of Tenant to remedy such condition as a default of its obligations under this Lease. Tenant shall indemnify and save Landlord free and harmless of and from any and all fines, claims, demands, actions, proceedings, judgments and damages (including reasonable attorneys' fees) of any kind or nature by anyone whatsoever, arising or growing out of any breach or non-performance by Tenant of its obligations contained in this subsection.

Section 7.3.  Signs and Auctions.

    A. Any sign placed or erected by Tenant on the Demised Premises, except in the interior of the Demised Premises, shall contain only Tenant's name or the name of any affiliate of Tenant actually occupying the Demised Premises, and no advertising matter. No such sign shall be erected until Tenant has obtained Landlord's written approval of the location, materials, size, design and content thereof and any necessary permit therefor, except, however, no sign shall be erected on the roof of the Demised Premises. Tenant shall remove any sign upon termination of this Lease and shall return the Demised Premises to its condition prior to the placement or erection of said sign.
         Tenant shall be permitted to place a sign on the exterior of the Building, the size, location, design and content thereof shall be approved by Landlord. No such sign shall be erected by Tenant until Tenant has obtained Landlord's prior written approval, which approval shall not be unreasonably withheld, delayed nor conditioned, except for any necessary municipal approval.

    B. Tenant shall not conduct or permit any auctions or sheriff's sales in, on or at the Demised Premises.

Section 7.4.  Inspection by Landlord.

    Landlord, its agents and representatives shall have the right to enter upon the Demised Premises at all reasonable hours upon reasonable notice to Tenant (and in emergencies at all times): (i) to inspect the same, (ii) to make repairs, additions or alterations to the Demised Premises and (iii) for any lawful purpose. If Landlord makes or causes any repairs to be made, Landlord shall not be responsible to Tenant for any loss or damage that may occur to its equipment, furniture, personal property or business by reason thereof. Landlord shall be responsible for the negligence and misconduct of the Landlord, its employees, contractors and agents and Landlord shall use reasonable care and efforts to minimize interference with the Tenant's business. In no event shall Landlord be responsible under this Section or any other Section of this Lease for any consequential, indirect or punitive damages.

Section 7.5.  Quiet Enjoyment.

    Landlord covenants that so long as the Tenant complies with the terms, covenants and conditions of this Lease, Tenant shall occupy and enjoy the Demised Premises throughout the Term of this Lease without hindrance, ejection or molestation by the Landlord or any person acting on behalf of the Landlord, for the Term, subject to the terms, covenants and conditions of this Lease.

                                  ARTICLE EIGHT
                      MAINTENANCE, REPAIRS AND REPLACEMENTS

Section 8.l.  Tenant's Obligations.

    A. Tenant shall, at Tenant's sole cost and expense, maintain, repair and replace each and every part of the Demised Premises and keep and maintain the same in good condition and repair during the Term. Tenant shall, at Tenant's sole cost and expense, maintain, repair and replace all driveways, walkways and parking areas and the lawn and shrubbery and shall keep the exterior of the Demised Premises in good order, appearance and condition. Tenant shall, at Tenant's sole cost and expense, keep all driveways, walkways, sidewalks and parking areas free from ice and snow. All of the foregoing items which pertain to the interior of the Demised Premises shall be performed or contracted for by Tenant; and all of the others of the foregoing items shall be performed or contracted for by Landlord and apportioned and billed to

         Tenant as above provided in Section 5.2.

    B. Notwithstanding the foregoing and excepting for the negligence of Tenant, its employees, contractors, agents, licensees, servants and invitees, Landlord shall, at Landlord's sole cost and expense, maintain, repair and replace the roof and the structural components of the Demised Premises.

    C. Notwithstanding anything to the contrary set forth in the within Lease Agreement and excepting for the negligence of Tenant or Tenant's employees, contractors, agents, licensees, servants and invitees, Landlord shall, at Landlord's sole expense, make all necessary repairs to the HVAC systems for a period of one (l) year from the Commencement of the Term.

    D. Thereafter and excepting for the negligence of Tenant or Tenant's employees, contractors, agents, licensees, servants and invitees, to the extent the replacement of the HVAC systems may be reasonably expected to have a useful life beyond the Term of this Lease, Tenant's pro rata share of all costs and expenses of such HVAC replacements shall include only a portion of the cost of such replacement as determined by multiplying the cost by a fraction, the numerator of which is the remaining period of the leasehold and the denominator of which is the reasonably expected useful life of the said replacement.


Section 8.2.  Landlord's Obligations.

    Except for the obligations of Landlord under Article Fourteen (Damage or Destruction), it is intended by the parties to this Lease that Landlord shall have no obligation whatsoever to replace, repair and maintain the Demised Premises nor the equipment therein, whether structural or nonstructural, all of which obligations are intended to be those of the Tenant under Section 8.l. Tenant expressly waives the benefit of any statute or regulation, now or hereinafter in effect, which would afford Tenant the right to make repairs at Landlord's expense or to terminate this Lease because of Landlord's failure to keep the Demised Premises in good order, condition and repair.

                                  ARTICLE NINE
                          ALTERATIONS AND IMPROVEMENTS

Section 9.l.  Alterations by Tenant.

    Tenant shall not make any alterations, renovations, improvements or other installations ("Alterations") in, on or to the Demised Premises or any part thereof unless and until Tenant shall have caused plans and specifications therefor to have been prepared, at Tenant's expense, by an architect or other duly qualified person and shall have obtained Landlord's written approval thereof. If such approval is granted, Tenant shall cause the work described in such plans and specifications to be performed, at its expense, promptly, efficiently and competently by duly qualified or licensed persons or entities. In the event that Tenant makes any Alterations to which Landlord has not granted its approval, then, and in such case, Tenant hereby warrants, represents and agrees that it shall remove said Alterations at the expiration or earlier termination of the Lease Term and restore the Premises to its condition before the unapproved

Alterations were installed. In the event that Landlord does grant its approval, then any and all rights with regard to removal or restoration shall be mutually determined by the parties in conjunction with the initial approval process.

Section 9.2.  Construction Liens.

    No Alterations which Landlord permits Tenant to do pursuant to this Lease shall be deemed to be for the immediate use and benefit of Landlord so that no construction or other lien shall be allowed against the estate of Landlord by reason of any consent given by Landlord to Tenant to improve the Demised Premises. Tenant shall pay promptly all persons furnishing labor or materials with respect to any Alterations performed by Tenant or its contractor on or about the Demised Premises. In the event any construction or other lien or notice of unpaid balance shall at any time be filed against the Demised Premises by reason of work, labor, services or materials performed or furnished, or alleged to be performed or furnished, to Tenant or to anyone holding the Demised Premises through or under Tenant, Tenant shall forthwith cause the same to be discharged of record or bonded to the satisfaction of Landlord. If Tenant shall fail to cause such lien or notice forthwith to be so discharged or bonded after being notified of the filing thereof, then, in addition to any other right or remedy of Landlord, Landlord may discharge the same by paying the amount claimed to be due, and the amount so paid by Landlord including reasonable attorneys' fees incurred by Landlord in procuring the discharge of such lien or notice, together with interest at the maximum rate permitted by law, shall be due and payable by Tenant to Landlord as Additional Rent, upon demand.

Section 9.3.  Tenant's Trade Fixtures.


    All movable trade fixtures and movable furniture (as distinguished from Leasehold Improvements) owned by Tenant and installed in the Demised Premises shall remain the property of Tenant and shall be removable at any time, including upon the expiration of the Term; provided Tenant shall not at such time be in default of any terms, conditions, provisions or covenants of this Lease, and provided further that Tenant shall repair any damage to the Demised Premises caused by the removal of said fixtures and furniture. If Tenant is in default, Landlord shall have the benefit of any applicable lien on Tenant's movable trade fixures and movable furniture (as distinguished from Leasehold Improvements or inventory, work in process, supplies, or other goods or property) located in or on the Demised Premises as may be permitted under any federal or state laws, and in the event such lien is asserted or filed by Landlord in any manner or by operation of law, Tenant shall have the responsibilities imposed upon it by any such laws, subject to Tenant's rights thereunder (including but not limited to the right of replevin).

                                   ARTICLE TEN
                                    UTILITIES

Section l0.l. Landlord's Obligations.

    Landlord shall, at its own cost and expense, pay for the construction and installation of water, sewer, electric and gas to the Demised Premises. Landlord shall not be liable to Tenant for interruption in or curtailment of any utility service, nor shall any such interruption or curtailment constitute a constructive eviction or grounds for rental abatement in whole or in part hereunder.

Section l0.2. Tenant's Obligations.

    Tenant shall, at its own cost and expense, pay all meter and/or other service charges for heating, electric and gas. Tenant shall pay as Additional Rent Tenant's proportionate share as fixed and determined in
Section 5.2, above, of all other metered and/or service charges, including, but not limited to, water, sewer and stand-by sprinkler charges.

                                 ARTICLE ELEVEN
                                      TAXES

Section ll.l. Tenant to Pay Taxes.

    Tenant shall pay in each Tax Year, as defined in Section ll.3, during the Term, as Additional Rent, its pro rata percentage of all real estate taxes, ad valorem taxes and assessments, general and special assessments, taxes on real estate rental receipts, taxes on Landlord's gross receipts, business use and occupancy taxes, business operations taxes, or any other tax imposed upon or levied against real estate or upon owners of real estate as such rather than personalty generally, or payments made to a federal, state or local government authority by Landlord in lieu of any such taxes or assessments, payable with respect to or allocable to the entire tax lot of which the Demised Premises are a part, together with the reasonable cost (including fees of attorneys, consultants and appraisers) of any negotiation, contest or appeal pursued by Landlord in an effort to reduce any such tax, assessment or charge, the same being collectively referred to herein as "Taxes". For the Tax Year in which the Term commences or terminates, Tenant's liability for the payment of any Taxes shall be subject to a pro rata adjustment based upon the number of days of such Tax Year falling within the Term, as set forth in Section ll.3 below. Notwithstanding the foregoing, Tenant shall not be responsible for paying any franchise taxes, inheritance taxes, income taxes, capital stock taxes or interest and penalties (providing Tenant is current in the payment of all of its Rent and Additional Rent) on any tax. In the event Landlord receives a refund of any portion of real estate taxes that were included in the real estate taxes paid by Tenant, then Landlord shall credit Tenant for its pro rata share of such refunded taxes less Landlord's reasonable fees and costs.

Section ll.2. Due Dates of Tax Payments.

    Said Taxes shall be paid by Tenant, in equal monthly installments, in such amounts as are reasonably estimated in good faith and billed for each Tax Year by Landlord at the commencement of the Term and at the beginning of each successive Tax Year during the Term, each such installment being due on the first day of each calendar month. Within sixty (60) days after Landlord's receipt of tax bills for each Tax Year, or such reasonable (in Landlord's determination) time thereafter, Landlord will certify to Tenant the amount of Taxes for the Tax Year in question. The Taxes paid or payable for each Tax Year shall be adjusted between Landlord and Tenant, both Landlord and Tenant hereby agreeing that Tenant shall pay Landlord or Landlord shall credit to Tenant's account (or, if such adjustment is at the end of the Term, pay Tenant), as the case may be, within thirty (30) days of the aforesaid certification to Tenant, such amount necessary to effect such adjustment. The failure of Landlord to provide such certification within the time prescribed above shall not relieve Tenant of its obligations generally or for the specific Tax Year in which any such failure occurs.

Section ll.3. "Tax Year" Defined.

    The term "Tax Year" shall mean the twelve (l2) full calendar months of the Term commencing with January lst immediately following the first day of the Term and shall end December 3lst of such calendar year; thereafter each Tax Year shall consist of successive period of twelve (l2) calendar months; provided, however, that the first Tax Year shall commence on the first day of the Term and terminate immediately following the 3lst day of December, and the last Tax Year shall terminate on the last day of the Term.

Section ll.4.   Taxes on Personal Property.

    A. Tenant shall pay or cause to be paid, prior to delinquency, any and all taxes and assessments levied upon all trade fixtures, inventories and other personal property placed in and upon the Demised Premises by Tenant.

    B. Should the taxing authorities include in Taxes the value of any improvements made by Tenant, or include machinery, equipment, fixtures, inventory or other personal property or assets of Tenant, then Tenant shall also pay the entire amount of taxes for such items. Tenant shall pay Landlord the amount of tax for such items within fifteen (l5) days after Tenant receives a written statement from Landlord for such taxes.

Section ll.5.   Change in Method or Scope of Taxation.

    A. If at any time following the execution of this Lease the method or scope of taxation prevailing at the date of such execution shall be altered, modified or enlarged so as to cause the method of taxation to be changed, in whole or in part, so that some other tax, levy or other imposition is substituted in whole or in part for the real estate taxes assessed against the Demised Premises on the date of execution of this Lease, then and in such event, each and every substituted tax or other imposition shall be payable and discharged by Tenant in the manner required pursuant to the law promulgating such tax or other imposition. If any such substitute tax or other imposition shall be in the form of an income tax or in the form of any other tax or imposition which the law promulgating the same shall require Landlord to pay, then Tenant shall pay Landlord, as Additional Rent, during the Term of this Lease such amount as shall be equivalent to the amount by which the real estate taxes have been decreased or diminished. Such payment shall be made by Tenant to Landlord at such time or times as Landlord shall be required to pay such substitute taxes in accordance with law and with the provisions of this Lease.

    B. It being Tenant's obligation to pay its pro rata share of all real estate taxes assessed against the Demised Premises as provided elsewhere in this Lease, the parties recognize and acknowledge that the intent and purpose of this subsection is to provide against and assure that Landlord does not suffer or sustain any diminution in the Landlord's gross receipts from the Rent of the Demised Premises resulting from any change in the scope or form of taxation which has the effect of shifting any of

         Tenant's obligations under this Lease, or any part thereof, to Landlord; and Tenant hereby agrees to protect Landlord against any such diminution in gross receipts as a result thereof.

    C. In the event that any dispute shall arise between the parties with respect to any provisions contained in this Section, then the parties agree to submit such dispute for arbitration in accordance with the rules of the American Arbitration Association. The arbitration proceeding shall be held in Lawrence Township, Mercer County, New Jersey.


                                 ARTICLE TWELVE
                                    INSURANCE

Section l2.l. Landlord's Insurance.

    Landlord shall take out and maintain during the Term the following insurance coverages:

    A. Insurance providing for payment of replacement costs against damages by fire, extended coverage perils, and vandalism and malicious mischief perils including, but not by way of limitation, boiler and machinery coverage, air conditioning system and sprinkler damage coverage, in an amount equivalent to the full replacement value of the Demised Premises.

    B. Public liability insurance covering personal injuries and property damage and naming the Landlord as the insured in the amount of $5,000,000.00 combined single limit.

    C. Insurance payable to and insuring the interest of Landlord and Landlord's mortgagee against abatement or loss of rent in case of fire or other casualty required to be insured against pursuant to Subsection A in an amount at least equal to all Rent (as defined in Section 5.2) payments to be made by Tenant during one (l) year next ensuing as reasonably determined by Landlord.

    D. Tenant shall not do or suffer to be done, or keep or suffer to be kept, anything in, on or about the Demised Premises which shall contravene Landlord's policies of hazard or liability insurance or which will prevent Landlord from procuring such policies from companies acceptable to Landlord. If anything done, omitted to be done or suffered by Tenant to be kept in, upon or about the Demised Premises shall cause the rate of fire or other insurance on the Demised Premises to be increased beyond the existing rate from time to time applicable to the Demised Premises for the use or uses made thereof, Tenant shall pay, as Additional Rent, the amount of any such increase upon Landlord's demand, notwithstanding that which is done or kept by Tenant is otherwise permitted under this Lease.

Section l2.2. Tenant to Pay Landlord's Insurance Premiums.

    Landlord shall obtain all insurance required pursuant to Section l2.l hereof, and Tenant shall pay its pro rata share of the cost thereof (including, if and when applicable, any deductible), upon demand, as Additional Rent. Tenant shall be liable for the payment of any deductible amount under Landlord's insurance policies.

Section l2.3. Tenant's Insurance.

    Tenant shall take out and maintain during the Term the following insurance coverages:

    A. Public liability insurance, including insurance against assumed or contractual liability with respect to the Demised Premises, to afford protection with respect to personal injury or death and property damage in the amount of $2,000,000.00 combined single limit for personal injury or death and $500,000.00 for property damage.

    B. All-risk casualty insurance, written at replacement cost value and with replacement cost endorsement, covering all of Tenant's personal property in the Demised Premises (including, without limitation, inventory, trade fixtures, floor coverings, furniture and other property removable by Tenant under the provisions of this Lease) and all Leasehold Improvements installed in the Demised Premises by Tenant.

Section l2.4. Tenant's Contractor's Insurance.

    Tenant shall require any contractor of Tenant performing work on the Demised Premises to take out and keep in force, at no expense to Landlord:

    A. Comprehensive general liability insurance, including contractor's liability coverage, contractual liability coverage, completed operations coverage, broad form property damage endorsement and contractor's protective liability coverage, to afford protection with respect to personal injury or death and property damage in the amount of $5,000,000.00 combined single limit.

    B. Worker's compensation or similar insurance in form and amounts required by law.


Section l2.5. Policy Requirements.

    The company or companies writing any insurance which Tenant is required to take out and maintain or cause to be taken out or maintained pursuant to Sections l2.3 and l2.4 as well as the form of such insurance shall at all times be subject to Landlord's reasonable approval and any such company or companies shall be licensed to do business in New Jersey. Each policy evidencing such insurance shall name Landlord and, if required by Landlord, Landlord's mortgagee, as additional insureds and shall also contain a provision by which the insurer agrees that such policy shall not be cancelled or otherwise subject to modification except after ten (l0) days' prior written notice to Landlord. Each such policy, or a certificate thereof, shall be deposited with Landlord by Tenant promptly upon commencement of Tenant's obligation to procure the same. If Tenant shall fail to perform any of its obligations under Sections l2.3 and l2.4, Landlord may perform the same and the cost of same shall be deemed Additional Rent and shall be payable by Tenant upon demand.

Section l2.6. Waiver of Subrogation.

    Each party shall cause each insurance policy obtained by it to provide that the insurance company waives all right of recovery by way of subrogation against either party in connection with any damage covered by any policy. If any insurance policy cannot be obtained with a waiver of subrogation, or is obtainable only by the payment of an additional premium charge above that charged by insurance companies issuing policies without waiver of subrogation, the party undertaking to obtain the insurance shall notify the other party of this fact. The other party shall have a period of ten (l0) days after receiving the notice either to place the insurance with a company that is reasonably satisfactory to the other party and that will carry the insurance with a waiver of subrogation, or to agree to pay the additional premium if such a policy is obtainable at additional cost. If the insurance cannot be obtained or the party in whose favor a waiver of subrogation is desired refuses to pay the additional premium charge, the other party is relieved of the obligation to obtain a waiver of subrogation rights with respect to the particular insurance involved.

Section l2.7. Indemnity by Tenant/Landlord.

    A. Tenant agrees to indemnify and save Landlord and Landlord's agents harmless of and from all losses, costs, liabilities, claims, damages and expenses, including reasonable attorneys' fees, penalties and fines, incurred in connection with or arising from (i) any default by Tenant in the observance or performance of any of the terms, covenants or conditions of this Lease on Tenant's part to be observed or performed, or (ii) the use, occupancy, control or management, or manner of use, occupancy, control or management of the Demised Premises by Tenant or any person claiming through or under Tenant, or (iii) any acts, omissions or negligence of Tenant or contractors, agents, servants, employees, visitors, invitees or licensees of Tenant or any such person, in or about the Demised Premises either prior to, during, or after the expiration of, the Term.

    B. Landlord agrees to indemnify and save Tenant and Tenant's agents harmless of and from all losses, costs, liabilities, claims, damages and expenses, including reasonable attorneys' fees, penalties and fines, incurred in connection with Landlord making repairs or replacements to the roof and structural components of the Demised Premises; however, specifically and expressly excluded herefrom are any and all consequential, indirect or punitive damages and any damages due to the negligence of Tenant, its employees, contractors, agents, servants, licensees or invitees.

    C. Any party claiming indemnification must provide notice and opportunity to defend to the indemnifying party.

Section l2.8. Indemnity Payments by Tenant.

    Tenant shall pay to Landlord, as Additional Rent, within ten (l0) days next following receipt by Tenant of bills or statements therefor, sums equal to all losses, costs, liabilities, claims, damages and expenses referred to in Section l2.7. Tenant's obligations under this Section shall survive the termination of the Term.

Section l2.9. Non-Liability of Landlord.

    A. Excepting for negligence or misconduct of Landlord, its contractors, agents and employees, it is expressly understood and agreed by and between the parties that Tenant shall assume all risk of damage and casualty to its property, equipment and fixtures occurring in or about the Demised Premises, whatever the cause of such damage or casualty. It is further understood and agreed that, in any event, Landlord, in its capacity as Landlord and, if applicable, as builder or general contractor of the Demised Premises, and Landlord's agent, servants and employees shall not be liable to Tenant, Tenant's agents, employees, contractors, visitors, invitees, licensees or any other occupant of the Demised Premises for any damage or injury to person or property or for any inconvenience or annoyance to Tenant or any other occupant of the Demised Premises or injury to or interruption of Tenant's or such other occupant's business, arising out of or attributable to (i) the design and construction of the Demised Premises, (ii) any maintenance, repairs, replacements, additions, alterations, substitutions and installations made to the Demised Premises, (iii) the failure of Landlord or others to perform any such maintenance or to make any such repairs, replacements, additions, alterations, substitutions and installations to the Demised Premises or to provide any utilities or services, (iv) steam, electricity, gas, water, sewerage, rain, ice or snow, or any leak or flow from or into the Demised Premises, and (v) any other cause or happening whatsoever.

    B. Notwithstanding anything to the contrary provided in this Lease, each and every term, covenant, condition and provision of this Lease is hereby made specifically subject to the provisions of this Section l2.9. It is expressly further understood and agreed that there shall be no personal liability whatsoever on the part of Landlord or any successor in interest of Landlord (or on the part of the officers, directors and shareholders of any corporation or the members of any firm, partnership or joint venture which may be the Landlord or any successor in interest of the Landlord at any time or from time to time) with respect to any of the terms, covenants, conditions and provisions of this Lease, and Tenant shall look solely to the equity of Landlord or such successor in interest in the fee estate of Landlord in the Demised Premises for the satisfaction of each and every remedy of Tenant in the event of any breach by Landlord or by any successor in interest of any of the terms, covenants, conditions and provisions of this Lease to be performed by Landlord, such exculpation of corporate and/or personal liability to be absolute and without any exception whatsoever.

                                ARTICLE THIRTEEN
                           ASSIGNMENT AND SUBLETTING.

Section l3.l. Landlord's Consent Required.

    A. Tenant shall not assign this Lease, in whole or in part, nor sublet all or any part of the Demised Premises nor license concessions or lease departments therein, without first obtaining the written consent of Landlord. This prohibition includes any subletting or assignment which would otherwise occur by operation of law, merger, consolidation, reorganization, transfer or other change of Tenant's corporate or proprietary structure, or any assignment, subletting to or by a receiver or trustee in any federal or state bankruptcy, insolvency, or other proceedings.
         If Tenant is a corporation or partnership (other than a corporation, the outstanding voting stock of which is listed on a "national securities exchange", as defined in the Securities Exchange Act of l934) and at any time after the execution of this Lease any part or all of the corporate or partnership shares of interest shall be transferred by sale, assignment, bequest, inheritance, operation of law or other disposition (including such a transfer to or by a receiver or trustee in federal or state bankruptcy, insolvency, or other proceedings) so as to result in a change in the control of said corporation or partnership by the person or persons owning a majority of said corporate or partnership shares of interest upon the execution of this Lease, such change in control shall constitute a prohibited assignment for the purpose of applying the provisions of this paragraph. Consent by Landlord to any assignment or subletting shall not constitute a waiver of any obligation of the Tenant to Landlord (it being understood that Tenant shall remain liable notwithstanding any assignment or subletting) nor shall consent by the Landlord constitute a waiver of the requirement for such consent to any subsequent assignment or subletting.

    B. If this Lease is assigned to any person or entity pursuant to the provisions of the Bankruptcy Code, ll U. S. C. Section l0l et seq. (the Bankruptcy Code), any and all monies or other considerations payable or otherwise to be delivered in connection with such assignment shall be paid or delivered to Landlord and shall be and remain the exclusive property of Landlord or of the estate of Landlord within the meaning of the Bankruptcy Code.
         Any and all monies or other considerations constituting Landlord's property under the preceding sentence not paid or delivered to Landlord shall be held in trust for the benefit of Landlord and be promptly paid or delivered to Landlord.

    C. Anything contained herein to the contrary notwithstanding, Tenant may assign this Lease (with Tenant remaining liable and there being no change in Use of the Premises regardless of such assignment) or sublet the Premises, or any portion thereof, with Landlord's consent, which consent shall not be unreasonably withheld, to any corporation which controls, is controlled by or is under common control with Tenant, or to any corporation resulting from a merger or consolidation with Tenant, or to any person or entity which acquires all the assets of Tenant's business as a going concern and further providing Tenant is not in default of any monetary or non-monetary obligation hereunder and any such assignee assumes all obligations in writing.

    D. Notwithstanding the foregoing, Landlord shall not unreasonably withhold its consent to an assignment subject to compliance with all of the conditions enumerated below:

         (i)       Tenant is in actual occupancy of the Demised Premises;
                   and

         (ii) The operation being conducted in the Premises shall remain unaffected and any such assignee or other transferee shall use the Premises only for the Permitted Use; and

         (iii) The assignment must be all of Tenant's leasehold interests and of the entire Demised Premises, and shall also transfer to the assignee all of the Tenant's rights in, and interest under, this Lease including the security, if any, deposited hereunder; and

         (iv) At the time of such assignment this Lease must be in full force and effect without any breach or default thereunder on the part of the Tenant; and

         (v) The assignee shall assume, by written recordable instrument, in form and content satisfactory to Landlord, the due performance of all of Tenant's obligations under the Lease, including any accrued obligations at the time of the assignment; and

         (vi) Any such assignee shall have had substantial and adequate business experience and such assignee shall be financially qualified to carry on such business in the Premises; and

         (vii) A copy of the assignment and the original assumption agreement (both in form and content satisfactory to the Landlord) fully executed and acknowledged by the assignee shall be mailed to the Landlord ten (l0) days prior to the effective date of such assignment; and


         (viii) Such assignment shall be upon and subject to all the provisions, terms, covenants and conditions of this Lease and the Tenant (and any assignee) shall continue to be and remain liable thereunder; and

         (ix) Tenant shall reimburse Landlord for Landlord's attorneys' fees for examination of and/or preparation of any documents in connection with such assignment; and

         (x) Landlord shall have the right to recapture any surplus from any assignment and as such rent comes due in excess of the rent Tenant is obligated to pay Landlord under this Lease, after Tenant's costs and expenses incident to such transaction have been deducted from the amount of such excess payable to Landlord, including brokerage, attorney, fix-up and moving fees; and

         (xi) Landlord shall revisit the issue of an increase in Security Deposit and the necessity of a Guaranty(ies), which shall be determined in Landlord's reasonable commercial discretion; and

         (xii) Any such assignment agreement shall contain an express and specific prohibition against any additional assignment by such assignee, except as otherwise expressly permitted under this Lease; and


         (xiii) No assignment shall be permitted which will be violative of any exclusive or restrictive rights granted to any present or future tenant, assignor or subtenant; and

         (xiv) Landlord shall have the option to cancel and terminate this Lease in connection with any written requests for an assignment of the Lease. Landlord may exercise said option in writing within thirty (30) days after its receipt from Tenant of such request, and such cancellation and termination shall occur as of the date set forth in Landlord's notice of exercise of such option, which shall not be less than sixty (60) days nor more than ninety (90) days following the receipt of such notice; and

         (xv) Tenant's failure to comply with all the provisions and conditions of this Section, and all the subsections hereof, shall, at Landlord's option, render any purported assignment null and void and of no force and effect.


                                ARTICLE FOURTEEN
                              DAMAGE OR DESTRUCTION


Section l4.l. Excessive Damage or Destruction.

    In case of any damage to or destruction of the Demised Premises by fire or other insured casualty which shall render the Demised Premises substantially untenantable and unfit for occupancy and which damage cannot be repaired within one hundred twenty (l20) days from the happening of such casualty, then this Lease shall terminate at the option of either party by written notice to the other; provided, however, that such written notice is mailed within fifteen (l5) days of such fire or casualty. Landlord shall determine whether the Demised Premises can be repaired within the one hundred twenty (l20) day period, and Landlord's determination shall be conclusive on Tenant. The period of time during which Landlord is prevented from performing any act required to be performed hereunder by reason of unavoidable delays as defined in Section 24.2l shall be added to the time for performance of such act. In the event of such termination, Tenant shall immediately surrender possession of the Demised Premises and shall pay Rent only to the date of such damage or destruction; and Landlord may re-enter and repossess the Demised Premises discharged from this Lease. If neither party elects to terminate this Lease within such fifteen l5) day period, Landlord shall thereupon repair and restore the Demised Premises with reasonable speed and dispatch. The Fixed Rent and Additional Rent due and payable hereunder shall abate proportionately, but only to the extent of any proceeds received by Landlord from rental abatement insurance described in Section l2.l C, which rental abatement insurance Landlord represents is adequate and shall, from time to time, be increased so as to remain adequate. Such abatement shall continue for the period commencing with such damage or destruction and ending with substantial completion by Landlord of its repair or reconstruction work or until business is totally or partially resumed, whichever is the earlier.

Section l4.2. Partial Damage or Destruction.

    In case of any damage or destruction as described in the preceding Subsection which shall not be tantamount to total destruction and which can be repaired and restored within one hundred twenty (l20) days from the happening of such casualty, then Landlord shall repair and restore the Demised Premises with reasonable speed and dispatch. The Fixed Rent and Additional Rent due and payable hereunder shall abate proportionately, but only to the extent of any proceeds received by Landlord from rental abatement insurance described in Section l2.l C. Such abatement shall continue for the period commencing with such damage or destruction and ending with substantial completion by Landlord of such repair or reconstruction work or until business is totally or partially resumed, whichever is the earlier.

Section l4.3. Uninsured Casualty.

    Notwithstanding anything contained herein to the contrary, in the event of damage to or destruction of all or any portion of the Demised Premises which is not fully covered by the insurance proceeds received by Landlord or which has not been insured under the insurance policies required under Section l2.l above, Landlord may terminate this Lease by written notice to Tenant, given within thirty (30) days after the date of notice to Landlord that said damage or destruction is not so covered. If Landlord does not elect to terminate this Lease, this Lease shall remain in full force and effect and the Demised Premises shall be repaired and rebuilt and the Fixed Rent shall abate in the same manner as hereinbefore in this Article provided.

Section l4.4. Reasonable Speed and Dispatch.

    For the purposes of this Article, in determining what constitutes reasonable speed and dispatch, consideration shall be given for delays which would be excuses for nonperformance as hereinafter provided in the Section entitled "Effect of Unavoidable Delays".

Section l4.5. Damage Near End of Term.

    Notwithstanding anything contained herein to the contrary, if the Demised Premises are partially destroyed or damaged during the last six (6) months of the Term of this Lease, Landlord/Tenant may, at Landlord's/Tenant's option, cancel and terminate this Lease as of the date of occurrence of such damage by giving written notice to Tenant/Landlord of Landlord's/Tenant's election to do so within thirty (30) days after the date of occurrence of such damage.

                                 ARTICLE FIFTEEN
                                  CONDEMNATION

Section l5.l. Total Condemnation of Demised Premises.

    If the whole of the Demised Premises is acquired or condemned by eminent domain, inversely condemned or sold in lieu of condemnation, for any public or quasi-public use or purpose ("Condemned") then the Term shall terminate as of the date of title vesting in such proceeding and Rent shall be adjusted to the date of termination.

Section l5.2. Partial Condemnation.

    If any part of the Demised Premises is partially Condemned, and such partial condemnation renders the Demised Premises unusable for the business of the Tenant, then the Term of this Lease shall terminate as of the date of title vesting in such proceeding and Rent shall be adjusted to the date of termination. If such condemnation is not extensive enough to render the Demised Premises unusable for the business of Tenant, this Lease shall continue in full force and effect except that after the date of such title vesting the Fixed Rent and Additional Rent shall be reduced as reasonably determined by Landlord. A determination with respect to the partial condemnation rendering the Demised Premises unusable shall be made mutually by Landlord and Tenant. If not, it shall be the subject of arbitration as set forth in Section ll.5C.

Section l5.3. Landlord's Award.

    If the Demised Premises are wholly or partially Condemned, then, subject to the provisions of Section l5.4, Landlord shall be entitled to the entire award paid for such condemnation, and Tenant waives any right or claim in any part thereof from Landlord or the condemning authority.

Section l5.4. Tenant's Award.

    Tenant shall have the right to claim and recover from the condemning authority, but not from Landlord, such compensation as may be separately awarded or recoverable by Tenant in Tenant's own right on account of any and all costs or loss (including loss of business) to which Tenant might be put in removing Tenant's merchandise, furniture, fixtures, Leasehold Improvements and equipment to a new location.

Section l5.5. Notice and Execution.

    Landlord shall, immediately upon service of process in connection with any condemnation or potential condemnation, give Tenant notice in writing thereof. Tenant shall immediately execute and deliver to the Landlord all instruments that may be required to effect the provisions of this Article Fifteen.

                                 ARTICLE SIXTEEN
                                    EASEMENTS

Section l6.l. Reservation of Easements to Landlord.

    Landlord reserves the right, easement and privilege to enter on the Demised Premises in order to install, at its own cost and expense, any storm drains and sewers and/or utility lines in connection therewith as may be required by Landlord. It is understood and agreed that if such work as may be required requires an installation which may displace any paving, lawn, seeded area or shrubs, Landlord shall, at its own cost and expense, restore said paving, lawn, seeded area or shrubs. Landlord further reserves the right to grant easements on the lot on which the Demised Premises are located ("Lot"), make boundary adjustments to the Lot and dedicate for public use portions of the Lot without Tenant's consent provided that no such grant or dedication shall interfere with Tenant's use of the Demised Premises or otherwise cause Tenant to incur cost or expense. From time to time upon Landlord's demand, Tenant shall execute, acknowledge and deliver to Landlord in accordance with Landlord's instructions, any and all documents or instruments necessary to effect Tenant's covenants herein, provided, however, that such documents and instruments shall not materially alter the terms and conditions of this Lease. If such grant or dedication materially and adversely affects Tenant's use of the Demised Premises, then the Rent and Additional Rent shall be reduced accordingly.

                                ARTICLE SEVENTEEN
                                     DEFAULT

Section l7.l. "Event of Default" Defined.

    Any one or more of the following events shall constitute an "Event of Default":

    A. The sale of Tenant's interest in the Demised Premises under attachment, execution or similar legal process.

    B. The filing of any petition in bankruptcy or insolvency by Tenant, or any guarantor of Tenant's obligations hereunder, or the reorganization of Tenant or any such guarantor or an arrangement by Tenant or any such guarantor with its creditors, whether pursuant to the Federal Bankruptcy Act or any similar federal or state proceeding, unless such petition is filed by a party other than Tenant or any such guarantor and is withdrawn or dismissed within thirty (30) days after the date of its filing.

    C. The admission, in writing, by Tenant or any such guarantor of its inability to pay its debts when due.

    D. The appointment of a receiver or trustee for the business or property of Tenant, or any such guarantor, unless such appointment shall be vacated within ten (l0) days of its entry.

    E.   DELETED PRIOR TO EXECUTION.

    F. The failure of Tenant to pay any Rent within ten (l0) days of its due date. However, in no event, shall this relieve Tenant of its obligations to pay late charges and interest as set forth in Sections 5.3 and 5.4.

    G. Default by Tenant in the performance or observance of any covenant or agreement of this Lease (other than a default involving the payment of money), which default is not cured within thirty (30) days after the giving of notice thereof by Landlord, unless such default is of such nature that it cannot be cured within such thirty (30) day period, in which case no Event of Default shall occur so long as Tenant shall commence the curing of the default within such thirty (30) day period and shall shall thereafter diligently prosecute the curing of same.

Section l7.2. Remedies.

    A. Upon the occurrence of an Event of Default, Landlord, without notice to Tenant in any instance (except where expressly provided for below) may do any one or more of the following:

         (i)       DELETED PRIOR TO EXECUTION.

         (ii) Landlord may perform, on behalf and at the expense of Tenant, any obligation of Tenant under this Lease which Tenant has failed to perform and of which Landlord shall have given Tenant notice, the cost of which performance by Landlord, together with interest thereon at the average of the prime rate set forth in the Wall Street Journal during the five (5) business days precedent Landlord's performance plus two (2%) percent, shall be deemed Additional Rent and shall be payable by Tenant to Landlord upon demand.

         (iii) Landlord may elect to terminate this Lease and the tenancy created hereby by giving seven (7) days' notice of such election to Tenant, and/or may re-enter the Demised Premises, by summary proceedings or otherwise, and may remove Tenant and all other persons and property from the Demised Premises, and may store such property in a public warehouse or elsewhere at the cost of and for the account of Tenant without resort to legal process and without Landlord being deemed guilty of trespass or conversion or becoming liable for any loss or damage occasioned thereby.

         (iv) If Tenant shall default (i) in the payment of any Rent, and such default shall continue or be repeated for two
                   (2) consecutive months, or for a total of four (4) months in any period of twelve (l2) months, or (ii) in the performance of any other covenant of this Lease more than six (6) times in the aggregate, in any period of twelve (l2) months then, notwithstanding that such defaults have been cured within any period after notice if applicable, as above provided, any further similar default shall be deemed deliberate and an immediate Event of Default and Landlord may thereafter serve a three (3) day notice of termination without offering Tenant an opportunity to cure such default.

         (v) Landlord may exercise any other legal or equitable right or remedy which it may have.

    B. Notwithstanding the provisions of Clause A (ii) above, and regardless of whether an Event of Default shall have occurred, Landlord may exercise the remedy described in Clause A (ii) without any notice to Tenant if Landlord, in its good faith judgment, believes it would be materially injured by failure to take rapid action or if the unperformed obligation of Tenant constitutes an emergency.


Section l7.3. Bankruptcy.

    A. In the event Tenant becomes the subject debtor in a case pending under the Bankruptcy Code, or in any Bankruptcy Court of Division, Landlord's right to terminate this Lease shall be subject to the rights of the Trustee in Bankruptcy to assume or assign this Lease. To the extent permitted or allowed by law, the Trustee shall not have the right to assume or assign this Lease until the Trustee (i) promptly cures all defaults under this Lease, (ii) promptly compensates Landlord for monetary damages incurred as a result of such default, and (iii) provides "adequate assurance of future performance" which shall mean (in addition to any other statutory requirements) that all of the following have been satisfied: (i) in addition to the Rent payable under the Lease, the Trustee shall establish with Landlord a Security Deposit equal to three (3) months' Fixed Rent, (ii) maintain said Security Deposit in said amount whenever it is drawn upon by Landlord, (iii) Trustee must agree that Tenant's business shall be conducted in a first class manner, and
         (iv) use of the Demised Premises shall not change. If all of the foregoing are not satisfied, Tenant shall be deemed not to have provided Landlord with adequate assurance of future performance of this Lease.

    B. In addition, if Tenant becomes the subject debtor under the Bankruptcy Code or in any Bankruptcy Court or Division, any person or entity to which this Lease is assigned pursuant to the provisions of the Bankruptcy Code, ll U.S.C. Section l0l et seq., shall be deemed without further act or deed to have assumed all of the obligations arising under this Lease on and after the date of such assignment. Any such assignee shall, upon demand, execute and deliver to Landlord an instrument confirming such assumption.

Section l7.4. Damages.

    A. If this Lease is terminated by Landlord pursuant to Section l7.2 A (iii), Tenant, nevertheless, shall remain liable for any Rent and damages which may be due or sustained prior to such termination, and all reasonable costs, fees and expenses incurred by Landlord in pursuit of its remedies hereunder, or in renting the Demised Premises to others from time to time (all such Rent, damages, costs, fees and expenses being referred to herein as "Termination Damages") and additional damages (the "Liquidated Damages") equal to the Rent which, but for the termination of this Lease, would have become due during the remainder of the Term, less the amount of Rent, if any, which Landlord may receive during such period from others to whom the Demised Premises may be rented (other than any Additional Rent received by Landlord as a result of any failure of such other person to perform any of its obligations to Landlord).

    B. Termination Damages shall be due and payable immediately upon demand by Landlord following any termination of this Lease pursuant to Section l7.2 A (iii). Liquidated Damages shall be computed and payable in monthly installments, in advance, on the first day of each calendar month following the termination of the Lease and continuing until the date on which the Term would have expired but for such termination. Any suit or action brought to collect any Liquidated Damages for any month shall not, in any manner, prejudice the right of Landlord to collect any Liquidated Damages for any subsequent month by a similar proceeding.

    C. If this Lease is terminated pursuant to Section l7.2 A (iii), Landlord may relet the Demised Premises, or any part thereof, alone or together with other premises, for such term of terms (which may be greater or less than the period which otherwise would have constituted the balance of the Term) and on such terms and conditions (which may include rent concessions, or free rent and alterations of the Demised Premises) as Landlord, in its absolute discretion, may determine, but Landlord shall not be liable for, nor shall Tenant's obligations hereunder, be diminished by reason of, any failure by Landlord to relet, or to attempt to relet, the Demised Premises or any failure of Landlord to collect any Rent due upon such reletting.

    D. Whether or not Landlord shall have collected any monthly deficiencies as aforesaid, Landlord shall, at its sole option, be entitled to recover from Tenant, and Tenant shall pay Landlord, on demand, as and for Total Liquidated and Agreed Final Damages, a sum equal to the amount by which the Rent payable hereunder for the period which otherwise would have constituted the unexpired portion of the Term exceeds the then fair and reasonable rental value of the Demised Premises for the same period, both discounted to present worth at the rate of eight (8%) percent per annum. If, before presentation of proof of such Total Liquidated and Agreed Final Damages, to any court, commission or tribunal, the Demised Premises, or any part thereof, shall have been relet by Landlord for the period which otherwise would have constituted the unexpired portion of the Term, or any part thereof, the amount of Rent upon such reletting shall be deemed, prima facie, to be the fair and reasonable rental value for the part or the whole of the Demised Premises so relet during the term of the reletting.

    E. Landlord shall use reasonable efforts to relet the Demised Premises and mitigate its damages. Notwithstanding the foregoing, this does not require Landlord to give preference or priority to the letting or reletting of the Demised Premises.


                                ARTICLE EIGHTEEN
                                SECURITY DEPOSIT


Section l8.l. Security Deposit.

    A. Landlord acknowledges receipt of the Security Deposit from Tenant as security for the performance by Tenant of all of the terms, covenants and conditions required to be performed by Tenant under this Lease, which sum shall be paid as follows: (i) the sum of Fifty-One Thousand Two Hundred Fifty-Seven and 82/l00 Dollars ($5l,257.82) in
         cash upon execution of this Lease Agreement; and (ii) a Letter of Credit ("LC"), in the principal amount of Fifty-One Thousand Two Hundred Fifty-Seven and 82/l00 Dollars ($5l,257.82), within thirty
         (30) calendar days of the execution of this Lease Agreement, time specifically and expressly hereby being made of the essence for the procuring and delivery of said Letter of Credit to Landlord, in lieu of cash, for a total of One Hundred Two Thousand Five Hundred Fifteen and 64/l00 Dollars ($l02,5l5.64) (said cash and LC collectively referred to as the "Security Deposit"), subject to all of the following terms and conditions:

         (i) The LC shall be a one-year irrevocable, automatically renewable and unconditional for each year during the Term of this Lease; and

         (ii) The LC shall be issued by an established and recognized banking institution approved by Landlord and in form reasonably acceptable to Landlord; and

         (iii) Said LC shall be delivered to Landlord no later than thirty (30) days from execution of the within Lease Agreement, time hereby specifically and expressly being made of the essence for the delivery of said LC to Landlord; and

         (iv) The LC shall provide that the amount for which the LC was issued shall be paid to Landlord by the issuer no later than five (5) business days of receipt of a statement from Landlord, in affidavit form asserting, the existence of a default by Tenant under this Lease. No other action shall be required by Landlord. Tenant shall secure an acknowledgment to this effect from the issuer and provide Landlord with said; and

         (v) The full amount of the LC, when paid to Landlord by the issuer, as herein provided, shall thereafter be retained by Landlord as Security Deposit, subject to disposition in accordance with the provisions of this Lease; and

         (vi) Tenant's failure to fully, completely and punctually comply with all of the requirements set forth in subparagraphs (i) through (v) above, time being specifically and expressly hereby made of the essence, shall constitute a material and financial default of the within Lease Agreement under the provisions of this Lease. However, in the event Landlord receives a Letter of Credit, which Landlord believes does not comply with the terms of this Lease, then, and in such case, Landlord shall give Tenant notice of such deficienty and a reasonable period of time, not exceeding thirty (30) calendar days, in which to cure such deficieny, which cure shall constitute providing either additional cash, a proper Letter of Credit or other collateral satisfactory to Landlord.

         (vii) In the event of a transfer of the Demised Premises by Landlord, Landlord shall receive and forward to Tenant an acknowledgment of receipt by the transferee of the Security Deposit.


         Such sum shall be returned to Tenant after the expiration of the Term of this Lease provided Tenant has performed all of such terms, covenants and conditions. Prior to the time when Tenant shall be entitled to the return of the Security Deposit, Landlord shall be entitled to commingle such deposit with its own funds and to use such sum for such purposes as the Landlord may determine. Tenant shall not be entitled to any interest on the Security Deposit.


    B. In the Event of Default by Tenant in respect of any of the terms, covenants and conditions of this Lease, including, but not limited to, the payment of any Rent, the Landlord may use, apply or retain all or any part of such Security Deposit for the payment of any unpaid Rent or for any other amount which the Landlord may be required to spend by reason of a default of Tenant, including any damages or deficiency in the reletting of the Demised Premises, regardless of whether the accrual of such damages or deficiency occurs before or after an eviction or a summary re-entry or other re-entry by Landlord.


    C. Tenant agrees that in the event Landlord applies any portion of the Security Deposit in accordance with the provisions of this Lease, Tenant shall immediately upon demand of Landlord reimburse or pay Landlord for the amount of the Security Deposit so applied or, for any increase in the amount of Fixed Rent which may occur during the Term, so that the amount constituting the Security Deposit during the Term shall always be equal to six (6) months' Fixed Rent.


    D. In the event of a sale of the Demised Premises, Landlord shall have the right to transfer the Security Deposit to the vendee and Landlord shall thereupon be released by Tenant from all liability for the return of the Security Deposit, and Tenant agrees to look solely to the new landlord for the return of the Security Deposit and it is agreed that the provisions hereof shall apply to every transfer or assignment made of the Security Deposit to a new Landlord.

    E. The Security Deposit shall not be assigned or encumbered by Tenant without the written consent of the Landlord, and any such assignment or encumbrance without such consent shall not bind the Landlord. Regardless of any assignment of this Lease by Tenant, the Landlord may return the Security Deposit to the original Tenant in the absence of evidence satisfactory to the Landlord of an assignment of the right to receive such Security Deposit or any part of the balance thereof.

                                ARTICLE NINETEEN
                          SUBORDINATION AND ATTORNMENT

Section l9.l  Subordination.

    A. Unless a Mortgagee (as hereinafter defined) shall otherwise elect, as provided in Section l9.2, Tenant's rights under this Lease are and shall remain subject and subordinate to the operation and effect of: (i) any Lease of the Lot only, or of the Lot and Building, in a sale-leaseback transaction involving the Demised Premises, or (ii) any mortgage or other security instrument constituting a lien upon the Premises, whether the same shall be in existence on the date hereof or created hereafter, any such lease, mortgage or other security instrument being referred to herein as a "Mortgage" and the party or parties having the benefit of the same, whether as lessor, mortgagee or note holder, being referred to herein as a "Mortgagee". Tenant's knowledge of and agreement to subordination provided for in this
         Section is self-operative and no further instrument of subordination shall be required; however, Tenant shall execute such further assurances thereof as shall be required or as may be requested, from time to time, by Landlord or a Mortgagee.

    B. Tenant agrees to give any mortgagee of Landlord, by certified mail, return receipt requested, a copy of any notice of default served upon Landlord, provided that prior to such notice Tenant has been notified of the address of such mortgagee. Tenant further agrees that if Landlord shall fail to cure such default within the time allowed by this Lease, then such mortgagee shall have an additional thirty (30) days within which to cure such default (but shall in no event be obligated to cure such default), or if such default cannot be cured within that time, then such additional time as may be necessary if within such thirty (30) days such mortgagee has commenced and diligently pursued the remedies necessary to cure such default, in which event Tenant shall continue to be bound by the terms of this Lease while such remedies are being so diligently pursued.

Section l9.2. Mortgagee's Unilateral Subordination.

    If a Mortgagee shall so elect by notice to Tenant or by the recording of a unilateral declaration of subordination, this Lease and Tenant's rights hereunder shall be superior and prior in right to the Mortgage of which such Mortgagee has the benefit, with the same force and effect as if this Lease had been executed, delivered and recorded prior to the execution, delivery and recording of such Mortgage, subject, nevertheless, to such conditions as may be set forth in any such notice of declaration.

Section l9.3. Attornment.

    If any person shall succeed to all or part of Landlord's interest in the Demised Premises, whether by purchase, foreclosure, deed in lieu of foreclosure, power of sale, termination of Lease or otherwise, and if so requested or required by such successor in interest, Tenant shall attorn to such successor in interest and shall execute such agreement and confirmation of such attornment as such successor in interest shall reasonably request.

                                 ARTICLE TWENTY
                                     NOTICES

Section 20.l. Sending of Notices.

    Any notice, request, demand, approval or consent given, or required to be given, under this Lease shall be in writing and shall be deemed to have been given on the third (3rd) day following the day on which the same shall have been mailed by United States registered or certified mail, return receipt requested, with all postal charges prepaid, and shall be addressed, if intended for Landlord, to Princeton South at Lawrenceville One, 6 Colonial Lake Drive, Lawrenceville, New Jersey 08648, with copy to Coleman & Dember, l23 Franklin Corner Road, Suites l09-lll, Lawrenceville, New Jersey 08648, or, if intended for the Tenant, to Tenant, at the Demised Premises, with copy to Richard J. Pinto, Esquire, Smith, Stratton, Wise, Heher & Brennan, 600 College Road East, Princeton, New Jersey 08540. Either party may, at any time, change its address for the above purposes by sending a notice to the other party stating the change of and setting forth the new address.

                               ARTICLE TWENTY ONE
                          INDUSTRIAL SITE RECOVERY ACT

Section 2l.l. Tenant shall, at Tenant's own expense, comply with the Industrial Site Recovery Act, N.J.S.A. l3:lK-6, et seq. and the regulations promulgated thereunder ("ISRA"). Tenant shall not, however, have any obligation or liability whatsoever in respect of any spill or discharge of hazardous substances or wastes or any other non-compliance with ISRA which is caused by any person other than Tenant. Tenant shall, at Tenant's own cost and expense, make all submissions to, provide all information to, and comply with all requirements of, the Industrial Site Evaluation Element ("The Element" of the New Jersey Department of Environmental Protection ("NJDEP"). Should the Element or any other division of NJDEP determine that a clean up plan be prepared and that a clean up be undertaken because of any spills or discharges of hazardous substances or wastes at the Premises occurring or arising from Tenant's use and occupancy, then Tenant shall, at Tenant's own expense, prepare and submit the required plans and financial assurances, and carry out the approved plans. Tenant's obligations under this paragraph shall arise if there is any closing, terminating or transferring of Tenant's operation at the Premises pursuant to ISRA or other triggering event by Tenant. At no expense to Landlord, Tenant shall promptly provide all information reasonably requested by Landlord for preparation of non-applicability affidavits, de minimis quantity exemption application, or other required submissions, and shall promptly sign such affidavits when reasonably requested by Landlord.
Tenant shall indemnify, defend and save harmless Landlord from all fines, suits, procedures, claims and actions of any kind arising out of or in any way connected with any spills or discharges or hazardous substances or wastes at the Premises occurring or arising from Tenant's use and occupancy, and from all fines, suits, procedures, claims and actions of any kind arising out of Tenant's failure to comply with this Paragraph. Tenant's obligations and liabilities under this Paragraph shall continue so long as Landlord remains responsible for any spills or discharges of hazardous substances or wastes by Tenant at the Premises occurring or arising from Tenant's use and occupancy. Tenant's failure to abide by the terms of this Paragraph shall be restrainable by injunction.

Section 2l.2. Landlord shall, at Landlord's own expense, comply with ISRA in all instances beyond Tenant's responsibility as set forth above. To the extent the Element or any other Division of NJDEP requires information from Landlord, Landlord shall promptly provide all information requested. Should the Element or any other Division of NJDEP determine that a clean up plan be prepared and that a clean up be undertaken because of any spills or discharges of hazardous substances or waste at the Premises, by any party other than Tenant, then and in such case, Tenant shall not be responsible and the party who is responsible, Landlord, other tenant or other party, shall, at its own expense prepare and submit required plans and financial assurances and carry out the approved plans. Landlord shall indemnify, defend and save harmless Tenant from all fines, suits, procedures, claims and actions of any kind arising out of or any way connected with any spillages, discharges of hazardous substances or waste or other action by Landlord at the Premises and not occurring or arising from Tenant's use and occupancy, and from all fines, suits, procedures, claims and actions of any kind arising out of Landlord's failure to comply with this Paragraph. Landlord's obligations under this Paragraph shall survive the expiration or termination of this Lease. Landlord's failure to abide by the terms of this Paragraph shall be restrainable by injunction.

Section 2l.3. In the event any of the foregoing has not been complied with, then and in such event, Tenant shall be responsible to continue to pay monthly Base Rental and all Additional Rental until said DEP approval is delivered to Landlord, notwithstanding Tenant may not be in possession.

Section 2l.4. In the event that Landlord shall require from Tenant information and evidence of Tenant's Standard Industrial Classification number, the nature of Tenant's business being operated upon the Leased Premises, the use Tenant made of the Leased Premises or like information to be submitted to DEP or any successor governmental department or agency in connection with a proposed sale, leasing, exchange, financing, refinancing or other disposition of the Leased Premises, or of any part thereof, or of the building in which or land upon which the Leased Premises is located, or any part thereof, then Tenant shall upon written request of Landlord furnish such information and evidence in Affidavit or other form required by DEP without unreasonable delay.

Section 2l.5. Tenant shall commence its ISRA submission in anticipation of the end of its Lease Term at least six (6) months prior to the expiration of the Term.


                               ARTICLE TWENTY TWO
                                     ESCROWS

Section 22.l. Escrows for Insurance Premiums and Real Property Taxes.



    If requested by any mortgage lender to whom Landlord has granted a security interest in the Demised Premises, Tenant shall pay such mortgage lender or Landlord a sum equal to one twelfth (l/l2) of the annual real property taxes and/or insurance premiums payable by Tenant under this Lease, together with each payment of Fixed Rent. Such payment shall be held by such mortgage lender or Landlord in a non-interest bearing escrow account. The amount of real property taxes and insurance premiums when unknown shall be reasonably estimated by Landlord. Funds held by Landlord in the escrow account shall be applied by Landlord to the payment of real property taxes and insurance premiums when due. Any deficiency of funds in the escrow account shall be paid by Tenant to the mortgage lender or Landlord upon a written request. If Tenant commits an Event of Default under this Lease, Landlord may apply any funds held by it in the escrow account to any obligations then due under this Lease.

                              ARTICLE TWENTY THREE
                                     PARKING

Section 23.l. General Provisions.

    Tenant shall have the non-exclusive right to use sixty-four (64) non-designated, non-exclusive, parking areas designated by Landlord in common with other uses permitted by Landlord. All such parking shall be done within the lines of lined parking spaces and entering and exiting from such parking areas and the use thereof shall be in accordance with all directions and regulations of Landlord. Such use of parking areas shall be limited to passenger automobiles and small vans or commercial vehicles.

Section 23.2. Landlord's Option.

    Landlord reserves the right to restrict such parking rights of Tenant to such spaces and such location as Landlord shall designate by written notice to Tenant; and upon Landlord giving Tenant such notice, Tenant's right to use the parking areas shall be limited to the designated parking spaces and locations.

                              ARTICLE TWENTY FOUR
                                  MISCELLANEOUS

Section 24.l. Tenant's Certificate.

    Tenant/Landlord shall, without charge at any time and from time to time, within ten (l0) days after request by Landlord/Tenant, certify by written instrument, duly executed, acknowledged and delivered, to Landlord/Tenant and to such Mortgagee or other party as may be designated by Landlord/Tenant: (i) that this Lease is unmodified and in full force and effect (or, if there has been modification, that the same is in full force and effect as modified and stating the modification); (ii) whether or not there are then exiting any set-offs or defenses against the enforcement of any of the agreements, terms, covenants or conditions hereof upon the part of Tenant/Landlord to be performed or complied with (and, if so, specifying the same); and (iii) the dates, if any, to which Rent hereunder has been paid in advance.

Section 24.2. Lender's Requirements.

    Tenant hereby agrees to make any reasonable revisions to this Lease which may be required in good faith by a bona fide construction, interim or permanent lender in connection with the financing of the Demised Premises, provided, however, that such revisions do not, in Tenant's reasonable judgment, increase the obligations of Tenant hereunder or materially affect the leasehold interest hereby created or Tenant's use and enjoyment of the Demised Premises.

Section 24.3. Financial Statements.

    At any time during the term, Tenant shall, upon ten (l0) days' prior written notice from Landlord, provide Landlord with a current financial statement and financial statements for each of the two years prior to the current financial statement year. Such statements shall be prepared in accordance with generally accepted accounting principles and, if such is the normal practice of Tenant, shall be audited by an independent certified public accountant. The foregoing shall be required only once per Lease Year if necessary or required by any present or future mortgagee or purchaser.

Section 24.4. Short Form Lease.

    It is understood and agreed that this Lease shall not be recorded. Either party shall, however, have the right to record a short form of this Lease containing only such provisions as shall be necessary to give adequate notice of the existence of the leasehold interest of Tenant in the Demised Premises. Either party desiring to record such short form lease shall submit the same to the other party for approval prior to record. Such approval shall not be unreasonably withheld or delayed. Recording, filing and like charges shall be paid by the party requesting execution of the same.

Section 24.5. Waiver of Redemption.

Tenant expressly waives any and all rights of redemption granted by or under any present or future laws in the event Tenant shall be evicted or dispossessed from the premises for any cause, or if Landlord re-enters the premises following the occurrence of an Event of Default hereunder, or if this Lease is terminated before the expiration date originally fixed herein.

Section 24.6. Remedies Cumulative.

    No reference to any specific right or remedy shall preclude Landlord from exercising any other right or from having any other remedy or from maintaining any action to which it may otherwise be entitled at law or in equity. No failure by Landlord to insist upon strict performance of any agreement, term, covenant or condition hereof, or to exercise any right or remedy consequent upon a breach thereof, and no acceptance of full or partial Rent during the continuance of any such breach, shall constitute a present or future waiver of any such breach, agreement, term, covenant or condition. No waiver by Landlord of any breach by Tenant under this Lease shall affect or alter this Lease in any way whatsoever, nor shall constitute a waiver for the future of any such breach of any provision hereof.

Section 24.7. Bind and Inure.

    This Lease and the covenants and conditions herein contained shall inure to the benefit of and be binding upon Landlord, its successors, administrators, heirs, successors and assigns and shall inure to the benefit of Tenant and to only such assigns of Tenant to whom the assignment of this Lease by Tenant has been consented to by Landlord. Upon any sale or other transfer by Landlord of its interest in the Demised Premises, Landlord shall be relieved of all obligations under this Lease occurring thereafter.

Section 24.8. Captions and Section Headings.

    The captions, section numbers, article numbers and table of contents appearing in this Lease are inserted only as a matter of convenience and in no way define, limit, construe or describe the scope or intent of such sections or articles of this Lease nor in any way affect this Lease.

Section 24.9. Joint and Several Liability.

                           DELETED PRIOR TO EXECUTION


Section 24.l0.     Broker.

    Tenant warrants and represents that no real estate broker or other person entitled to payment of a commission or other compensation showed the Demised Premises to Tenant or participated in any way in the negotiation or execution of this Lease between the parties. Tenant hereby agrees that it will indemnify and save harmless the Landlord against and from all liabilities, obligations, claims, costs, charges and expenses, including, without limitation, reasonable attorneys' fees, connected in any way with any claim by a real estate broker or other person for a commission or other compensation for services rendered in effecting this Lease transaction on behalf of Tenant. The provisions of this Section shall be subject to all exceptions set forth in Exhibit C annexed hereto, if any.

Section 24.ll.     Relationship of Parties.

    Nothing contained in this Lease shall be construed to create the relationship of principal and agent, partnership, joint venture or any other relationship between the parties hereto other than the relationship of Landlord and Tenant.

Section 24.l2.     No Option.

    The submission of this Lease for examination does not constitute a reservation of or option to lease the Demised Premises, and this Lease shall become effective only upon execution and delivery thereof by both parties.

Section 24.l3.     No Modification.

    This writing is intended by the parties as a final expression of their agreement and as a complete and exclusive statement of the terms thereof; all negotiations, considerations and representations between the parties have been incorporated herein. No course of prior dealings between the parties or their officers, employees, agent or affiliates shall be relevant or admissible to supplement, explain or vary any of the terms of this Lease. Acceptance of, or acquiescence in, a course of performance rendered under this or any prior agreement between the parties or their affiliates shall not be relevant or admissible to determine the meanings of any of the terms of this Lease. No representations, understandings or agreements have been made or relied upon in the making of this Lease other than those specifically set forth herein. This Lease can be modified only by a writing signed by the party against whom the modification is enforceable.

Section 24.l4.     Severability.

    If any term or provision, or any portion thereof, of this Lease, or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

Section 24.l5.     Third Party Beneficiary.

    Nothing contained in this Lease shall be construed so as to confer upon any other party the rights of a third party beneficiary except rights contained herein for the benefit of a Mortgagee.

Section 24.l6.     Corporate Tenants.

    In the event Tenant is a corporation, the persons executing this Lease on behalf of Tenant hereby covenant and warrant that (i) Tenant is a duly constituted corporation qualified to do business in New Jersey and all of Tenant's franchise and corporate taxes have been paid to date, (ii) all future forms, reports, fees and other documents necessary for Tenant to comply with applicable laws shall be filed when due, and (iii) such persons are duly authorized by the Board of Directors of such corporation to execute and deliver this Lease on behalf of this corporation.

Section 24.l7.     Applicable Law.

    This Lease and the rights and obligations of the parties hereunder shall be construed in accordance with the internal laws of the State of New Jersey applicable to leases made and to be performed in the State of New Jersey without regard to principles of conflict of law.

Section 24.l8.     Construction of Lease.

    A. This Lease shall be construed without regard to any presumption or other rules requiring construction against the party causing this Lease to be drafted.

    B. Words and phrases used in the singular shall be deemed to include the plural and vice versa, and nouns and pronouns used in any particular gender shall be deemed to include any other gender.

    C. The rule of "ejusdem generis" shall not be applicable to limit a general statement following or referable to any enumeration of specific matters to matters similar to the matters specifically mentioned.

Section 24.l9.     Performance of Landlord's Obligations by Mortgagee.

    Tenant shall accept performance of any of Landlord's obligations hereunder by any Mortgagee.

Section 24.20.     Security Measures.

    Tenant acknowledges that Rent payable to Landlord does not include the cost of guard services or other security measures and Landlord has no obligation to provide such services or measures. Tenant assumes all responsibility for security of Tenant, its agent and invitees.

Section 24.2l.     Effect of Unavoidable Delays.

    The provisions of this Section shall be applicable, with respect to non-monetary occurrences, if there shall occur, during or prior to the Term, any: (i) strikes, lockouts or labor disputes; (ii) inability to obtain labor or materials or reasonable substitutes therefor; (iii) Acts of God, governmental restrictions, regulations or contracts, enemy or hostile governmental action, civil commotion, insurrection, revolution, sabotage or fire or other casualty; or (iv) other conditions similar to those enumerated or which are beyond the reasonable control of Landlord. If Landlord shall, as a result of any such event, fail punctually to perform any lease obligation, then such obligation shall be punctually performed as soon as practicable after such event shall abate. If Landlord shall, as a result of any such event, be unable to exercise any right or option within any time limit provided therefor in this Lease, such time limit shall be deemed extended for a period equal to the duration of such event.

Section 24.22.     Landlord's Consent or Approval.

    With respect to any provision of this Lease which requires Landlord's consent or approval, Landlord shall give or withhold such consent or approval in Landlord's sole and absolute discretion.

Section 24.23.     Transfer of Title.

    Upon the transfer by Landlord of the fee simple title hereunder, Landlord shall advise Tenant in writing, by certified mail, return receipt requested, of the name of Landlord's transferee. In such event, the then Landlord shall be automatically freed and relieved from and after the date of such transfer of title of all liability with respect to the performance of any of the covenants and obligations on the part of Landlord herein contained to be performed subsequent to the date of such transfer of title, provided any such transfer and conveyance by the Landlord is expressly subject to the assumption by the grantee or transferee of the obligations of the Landlord performed pursuant to the terms and conditions of the within Lease, including an express assumption by the said grantee or transferee of the obligation to repay any security which has been or may be deposited with the Landlord pursuant to the terms and conditions of the within Lease.

Section 24.24.     Payment Upon Execution of this Lease.

    Tenant shall pay over and deposit with Landlord prior to or upon the execution of this Lease the Fixed Rent for the first Rental Period and the Security Deposit, the latter as set forth in Article Eighteen.

Section 24.25.     Delivery of Possession.

                           DELETED PRIOR TO EXECUTION



Section 24.26.     Standard Industrial Classification Number.

         Tenant does hereby notify Landlord that Tenant's Standard Industrial Classification Number ("SIC") is 7389. Tenant shall not perform nor agree to perform any act which will cause its SIC number to fall within an SIC number to which ISRA (as defined in Section 48 of the Lease) may be applicable.

Section 24.27.     Medical Waste.

         If applicable, in addition to any other obligations imposed upon Tenant under the provisions above, it is expressly understood and agreed that Tenant shall comply with the provisions of the Comprehensive Regulated Medical Waste Management Act, N.J.S.A. l3:lE-48.l, et seq., and any rules and regulations promulgated thereunder, applicable to Tenant's use of the Leased Premises. Tenant shall, in addition, comply with all other laws, statutes, rules and regulations pertaining to medical waste which are applicable to Tenant or to Tenant's use of the Leased Premises which may be now or hereafter enacted or adopted. All of the foregoing shall be at Tenant's own cost and expense.

                              ARTICLE TWENTY FIVE
                            TENANT'S OPTION TO RENEW

Section 25.l  Option to Renew.

    A. Upon the expiration of the initial Term reserved herein, Tenant shall have the right to renew this Lease for two additional terms of five (5) years respectively (referred to herein as the "First Renewal Term" and "Second Renewal Term"). Tenant's right to renew this Lease for the period(s) referred to above shall be subject to:

         (i)       Tenant being in actual possession of the Premises; and

         (ii) This Lease then being in full force and effect and Tenant's not being in default hereunder when such option(s) to renew may be exercised and at the time of commencement of such applicable Renewal Term; and

         (iii) Tenant is current in payment of all monetary obligations under this Lease constituting Rent and Additional Rent; and

         (iv) Tenant is not in default of any other terms, conditions, covenants, and provisions set forth in this Lease; and

         (v) Tenant providing Landlord with prior written notice of the intention to exercise such option. The requisite written notice(s) to be furnished by Tenant to Landlord shall be delivered to Landlord not later than six (6) months prior to the respective termination of the initial term or First Renewal Term, as applicable, time specifically and expressly hereby being made of the essence for such notice(s). Upon proper exercise by Tenant of its right to First Renewal Term or Second Renewal Term, the Term of the Lease shall be deemed extended to include said First Renewal Term or Second Renewal Term subject to the provisions of the Lease, except that (a) there shall be no further option to renew after the Second Renewal Term; (b) there shall be no further Landlord's Work; and (c) during the First Renewal Term or Second Renewal Term the Annual Fixed Rent and Additional Rent shall be adjusted as set forth below; and

         (vi) Tenant's failure to comply with all of the foregoing shall render said option(s) to renew, at Landlord's discretion, null and void.

         (vii)     The Annual Fixed Rent for the First Renewal

                   Term shall be the Annual Fixed Rent in effect for the Fifth Lease Year, plus the percentage of increase, if any, in the Consumer Price Index, computed as follows:

                   There shall be compared the Consumer Price Index for All Urban Consumers, New York, N.Y. -Northeastern New Jersey Local Area, All Items, published by the Bureau of Labor Statistics, Revised Consumer Price Index, effective January, l987 (l982-84 = l00) (the Index) for the first month of the First Lease Year of the initial term of this Lease with the first month of the First Lease Year of the First Renewal Term. The percentage of increase in such Index for the first month of the First Lease Year of the First Renewal Term over the first month of the First Lease Year of the initial Term shall be the percentage of increase in the Index for the purpose of determining the increase in the Fixed Rent payable during the First Renewal Term of this Lease. Notwithstanding the foregoing, the Annual Fixed Rent for the First Renewal Term shall not be less than that in effect for the Fifth Lease Year.

         (viii) The Annual Fixed Rent for the Second Renewal Term shall be determined in the same manner as that set forth in Paragraph (vii) above for the First Renewal Term, excepting the percentage of increase in such Index for the first month of the First Lease Year of the Second Renewal Term over the first month of the Fifth Lease Year of the First Renewal Term shall be the percentage of increase in the Index for the purpose of determining the increase in the Fixed Rent payable during the Second Renewal Term of this Lease. Notwithstanding the foregoing, the Annual Fixed Rent for the Second Renewal Term shall not be less than that in effect for the First Renewal Term.

         (ix) It is understood and agreed that in the event the Index figure required to make the foregoing comparison shall not be published for the particular month when the same shall be applicable, then the like Index figure published in any preceding month shall be used provided such figure is published within three (3) months of the month required in accordance with the foregoing. In the event that the applicable Index figure is not published within three (3) months of the required month or if such figure or the entire index shall become unavailable by reason of discontinuance of publication or any other reason, then in any such event, the parties shall agree on an equivalent and substituted Consumer Price Index to be applied in the same manner as herein provided.

         (x) The parties covenant and agree that as soon as the Index figure for the first month of the First Lease Year of the initial Term of this Lease is published they will set forth such figure in writing signed by both parties; and thereafter, when the figure is published for any succeeding month to be used for comparison as hereinabove provided, they will likewise set forth such figure in writing signed by both parties. The failure to set forth such figures in writing shall not diminish Tenant's obligations hereunder.

         (xi) All conditions and provisions in this Lease applicable to the Fixed Rent shall likewise be applicable to the Fixed Rent as hereby increased during the First and Second Renewal Term.

    C. All covenants, terms, provisions and conditions of this Lease, other than the provisions granting Tenant an option to renew and the provision stating the increased amount of Fixed Rent payable by Tenant, shall remain in full force and effect during the Renewal Terms of this Lease unless clearly and expressly inapplicable thereto.

                               ARTICLE TWENTY-SIX
                              RIGHT OF FIRST OFFER

Section 26.l  Adjoining Space.

    A. Tenant shall be granted the right of first offer for the space adjoining the Demised Premises in the Building in which the Demised Premises is located if any should become available, upon the same terms and conditions of the within Lease Agreement and Schedules, except as set forth below.


    B. Said right of first offer shall be granted provided Tenant is (i) in actual occupancy of the Demised Premises; (ii) the Lease is in full force and effect; (iii) Tenant is not in default of any monetary or non-monetary terms, covenants, conditions and provisions of the this Lease Agreement both at the time such right of first offer may be exercised and at the commencement of the term for said adjoining space; (iv) Tenant shall execute and deliver to Landlord a written exercise of the within right of first offer which must be delivered to Landlord within thirty
         (30) days of Landlord's notice that said space is available, time being specifically and expressly made of the essence for said delivery to Landlord of the written exercise, together with such additional Security Deposit as determined by Landlord.


    C. If Tenant properly exercises its right of first offer, pursuant to the terms of subparagraph B above, then, and in such event, the Term for said adjacent space shall commence and run concurrent with the Term for Tenant's present Premises.


    D. Tenant's failure to fully and completely comply with the foregoing shall render said right of first offer null and void and of no force and effect and said right of first offer shall be deemed waived. Furthermore, Tenant's right of first offer specifically and expressly is subject and subordinate to any present tenant's rights to extend its term as provided for in its written lease.

                              ARTICLE TWENTY-SEVEN
                                 SATELLITE DISH

Section 27.l  Satellite Dish

    Landlord hereby grants to Tenant the permission to acquire, install, operate, maintain, repair and replace a Satellite Dish on the roof of the Building in which the Demised Premises is located for Tenant's sole use. Such acquisition, installation, operation, maintenance, repair and replacement specifically are subject to and conditioned upon the following:

    A. Tenant shall obtain all necessary Federal, State, County, municipal and any other requisite governmental and regulatory agency permits, consents, approvals, and the like, for the acquisition, installation and operation of the said Satellite Dish. Tenant shall provide Landlord with documentary proof of compliance with the foregoing, and further, shall, at all times, secure and obtain the foregoing required permits, consents, approvals, and the like, at Tenant's sole cost and expense. Any and all penalties or fines imposed with respect to the foregoing shall be the sole responsibility of Tenant. Landlord shall cooperate with Tenant and shall sign any required applications or forms necessary for Tenant to obtain the necessary approvals; and

    B. Landlord shall have no liability or responsibility whatsoever to Tenant, or to any other persons, arising from said permission, and Landlord and Tenant are not intending to create any relationship of bailment, agency or the like; and

    C. Tenant agrees and represents that it solely and completely shall be responsible for the acquisition, installation, operation, replacement, supervision, maintenance and repair of the said Satellite Dish. Furthermore, Tenant hereby acknowledges and accepts sole and complete responsibility and liability for any and all direct, indirect or consequential damages or injury to any and all persons and property (real or personal) arising from the acquisition, installation, operation, replacement, supervision, maintenance and repair of the said Satellite Dish. This includes but specifically is not limited to any and all personal injury and all damage to the Demised Premises, Building, all parking areas, any and all adjacent, contiguous or neighboring buildings, walkways, streets or property (real or personal) and any and all inconvenience or interruption of business incurred by any person or entity; and

    D. Tenant further acknowledges and agrees that any efforts by Landlord (if any at all do or shall exist) to assist Tenant with respect to the said Satellite Dish totally shall be on a voluntary basis by Landlord and shall not impose, either expressly or impliedly, any responsibility upon Landlord to undertake such efforts, to continue such efforts or any responsibility or liability for the manner in which such efforts are done; and

    E. Tenant further acknowledges and agrees that neither Landlord, nor any tenants, contractors, employees, guests, business invitees nor licensees shall have any responsibility or liability to Tenant, or to any other party, with respect to the acquisition, installation, operation, replacement, supervision, maintenance or repair of the said Satellite Dish or with respect to the removal, loss, damage or destruction of the said Satellite Dish. Furthermore, Tenant does hereby indemnify, save, hold and keep Landlord harmless from any and all claims, from any persons whatsoever, arising directly, indirectly or consequentially from the acquisition, installation, operation, replacement, supervision, maintenance or repair of the said Satellite Dish or with respect to any removal, loss, damage or destruction of said Satellite Dish. This indemnification also includes any claims made by any person against Landlord, any tenants, contractors, employees, guests, business invitees or licensees with respect to any such real or personal property damage or any physical or other damage, harm or injury to any person or entity. This is intended to be and hereby constitutes a total and complete, unconditional and continuing indemnification, including, but not limited to, all attorneys', accountants', appraisers', experts' and other professional fees and costs and expenses either incurred with or without litigation and also in connection with the enforcement of the within terms and conditions; and

    F. Tenant warrants and represents that it shall secure, with companies and in amounts reasonably satisfactory to Landlord, all required insurance, with waiver of subrogation by carrier, to effectuate the within agreement so that Tenant adequately has provided insurance coverage for all damage to the said Satellite Dish as well as any and all other real and personal property damage and personal injury which is the subject of Tenant's complete indemnification as set forth above. Tenant shall, at all times, provide Landlord, immediately upon request, with proper documentary evidence of the payment of all insurance policies together with copies of the policies or certified certificates thereof with Landlord added as named insured; and

    G. Tenant agrees that, at all times, the within terms and conditions, and the permission granted hereunder, shall be subject to the permits, consents, approvals, laws, ordinances and regulations of all Federal, State, County and municipal bodies and regulatory agencies, and Tenant shall move or remove, repair or modify, all such items, if required to do so, at its sole cost and expense; and

    H. Tenant agrees that, contemporaneous with Tenant vacating the Premises, Tenant shall remove all installations pertaining to the Satellite Dish and the entire Building and all areas located therein shall be restored to the original condition existing prior to the installation of the said Satellite Dish at Tenant's sole cost and expense; and

    I. Except as may be modified herein with respect to any non-liability and indemnification provisions, the terms, provisions, covenants and conditions of the said Lease Agreement shall control and govern the rights of Landlord and the responsibilities and obligations of Tenant; and

    J. Tenant acknowledges and agrees that it shall secure the prior written approval of Landlord with respect to the size, location and installation of the Satellite Dish, and any replacement thereof, which approval shall not be unreasonably withheld. As set forth above, none of the foregoing shall impose any liability or responsibility upon the Landlord; and

    K. Tenant shall not create nor permit any security interest or lien to attach to or remain on any portion of the Building or Demised Premises as a result of this Lease Agreement or as a result of the acquisition, installation, operation, maintenance or removal of the Satellite Dish; and

    L.   Tenant shall comply in all respects with the requirements of
         Section 7.2 and Article Twelve of the Lease Agreement.



    IN WITNESS WHEREOF, the parties have executed this Lease as of the date first above written.

                                       PRINCETON SOUTH AT
                                       LAWRENCEVILLE ONE, a New Jersey
                                       Limited Partnership, LANDLORD


 /s/ Eleanor Feldherr                  BY: /s/ Leonard P. Punia
-------------------------                 --------------------------------
Eleanor Feldherr, Witness                   Leonard P. Punia, Partner
                                            of Princeton South at
                                       Lawrenceville, General
                                       Partner


                                       PRINCETON VIDEO IMAGE, INC.,
                                       a New Jersey Corporation,
                                       TENANT


/s/ Elizabeth A. Dumont                By:/s/ Sam McCleery
-------------------------                 --------------------------------
Elizabeth A. Dumont, Controller           Sam McCleery, Vice President

(CORPORATE SEAL)

                                    EXHIBIT A








                            [FLOOR PLAN OF PREMISES]

                                    EXHIBIT B

                         PLAN OF LEASEHOLD IMPROVEMENTS





         Plan signed by Tenant on July l5, l997 incorporated herein by reference.

                                    EXHIBIT C

                           Exceptions to Section 24.l0





    Tenant represents that no real estate broker or other person entitled to payment of commission or other compensation showed the subject premises to Tenant or participated in any way in the negotiation or execution of this Lease between the parties excepting Keller, Dodds & Woodworth, Inc. (Peter Dodds, Representative). Landlord shall pay the commissions of Keller, Dodds & Woodworth, Inc. pursuant to separate agreement between Landlord and Keller, Dodds & Woodworth, Inc.